UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2013

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road, 8th Floor Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 7, 2013, Wintrust Financial Corporation (“Wintrust”) entered into a Seventh Amendment Agreement, (the “Amendment”) to the Amended and Restated Credit Agreement dated as of October 30, 2009 (as amended, the “Credit Agreement”) among Wintrust, the lenders named therein, and Bank of America, N.A., (“Bank of America”) as administrative agent.

Pursuant to the Amendment, the total Revolving Commitment of all lenders under the Credit Agreement remained at $100.0 million, with each of Bank of America, Wells Fargo Bank, N.A. and Royal Bank of Canada having a Revolving Commitment of approximately $33.3 million.   As of the date hereof, Wintrust has no outstanding balance under the Revolving Credit Facility.

The Amendment decreases the interest rate to a minimum of 3.5% from a minimum of 4.0% and reduces the revolving credit commitment fee from 0.50% to 0.375% per annum.  The Amendment also permits (i) the Company to issue up to $25 million in principal amount of subordinated indebtedness, (ii) the Company to issue certain guarantees in the ordinary course of business not to exceed $10 million in aggregate and (iii) cash dividends and/or redemptions or repurchases of its stock so long as such dividends, redemptions or repurchases (a) do not exceed 40% of net income of the Company in the prior fiscal year, (b) no default has occurred and is continuing and (c) the Company remains, on a pro forma basis, in compliance with the financial covenants under the Credit Agreement. In addition, the Amendment revised certain terms of the financial covenants to increase the requirement for cash maintained at Wintrust to $20.0 million from $15.0 million.

The above summary of the Amendment does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1. Capitalized terms used herein but not defined have the meanings set forth in the Credit Agreement.

Also on November 7, 2013, the Company repaid and terminated its $1 million term facility with Bank of America and repaid the remaining $10 million outstanding under its subordinated note agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibits

10.1	Seventh Amendment Agreement dated as of November 7, 2013 by and among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent for the lenders.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:/s/ Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel & Corporate Secretary
Date: November 7, 2013

INDEX TO EXHIBITS

Exhibit

10.1	Seventh Amendment Agreement dated as of November 7, 2013 by and among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent for the lenders.